OPTION AGREEMENT

This Option Agreement (this "Agreement") is made as of September 1, 2020, by and between Keith Serpa, hereinafter referred to as the SELLER and Comstock Mining Inc. and its assigns, hereinafter referred to as the PURCHASER.

FOR AND IN CONSIDERATION of $100,000.00, the execution of the Termination Notice attached as Exhibit "1" and Mineral Exploration and Mining Lease attached as Exhibit "2" and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

I. GRANT OF OPTION: In consideration of the $100,000 option payment made by the Purchaser to the Seller, the Seller does hereby grant unto the Purchaser the exclusive and irrevocable option to purchase, upon the terms and conditions hereinafter set forth, all of the Sellers membership interest (representing 75% of the equity of Pelen Limited Liability Company (the "Pelen Equity")). So long as this Agreement is in effect, the Seller covenants and agrees not to sell, pledge, encumber, transfer, lease or otherwise dispose of the Pelen Equity to any person other than the Purchaser.

II. EXERCISE OF OPTION: This option to purchase may be exercised by the Purchaser at any time prior to midnight on September 1, 2021, by notice in writing to the Seller addressed to the following address: P.O. Box 1724, Carson City, Nevada 89702. All notices will be deemed delivered to Seller upon deposit in the U.S. Mail Certified, Return Receipt Requested, addressed to the above address. Purchaser may extend this option in accordance with Section V below. This option may not be exercised by the Purchaser in the event the Lessee under the Mineral Exploration and Mining Lease attached as Exhibit "2" is in default. In the event Purchaser exercises its option, it is hereby agreed that Seller may, at Seller's option, require Sutro Tunnel Company transfer to Seller or his assignee or nominee any and all water rights owned by Sutro Tunnel Company together with the property known as the town of Sutro more particularly described in Exhibit "3". This provision shall not apply in the event said water rights and/or real property have previously been transferred by Sutro Tunnel Company to a third party. Transfer of said assets to Seller or its assignee or nominee shall not affect the purchase price provided herein.

III. DEFAULT BY PURCHASER: In the event of the failure of the Purchaser to exercise this option, or in the event of any default by the Purchaser after the exercise of this option, all money paid by the Purchaser to the Seller upon the execution of this Agreement, or upon any extension, shall be retained by the Seller as liquidated damages and as consideration for the granting of this Option to the Purchaser, and all rights of the Purchaser under this Agreement shall terminate.

IV. PURCHASE PRICE: The purchase price for the Pelen Equity shall be THREE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($3,750,000), less credit for half of the option payments made at the time of the closing. If the option is extended for a second year per Section V, the purchase price shall be increased to FOUR MILLION FOUR HUNDRED THOUSAND DOLLARS ($4,400,000), less credit for half of all option payments. If the option is further extended for a third year per Section V, the purchase price shall be

increased to FIVE MILLION DOLLARS ($5,000,000), less credit for half of all option payments. The purchase price shall be paid by purchaser to Seller wire transfer or cashier's check. Purchaser shall automatically be entitled all right, title and interest and possession of the Pelen Equity immediately upon delivery of the purchase price to an account or to the address set forth in Article II above for Seller (or such other address designated in a signed writing by the Seller).

V. EXTENSION: Purchaser may extend the duration of this option to September 1, 2022, by making an additional option payment of $100,000 on or before the first anniversary of this Agreement. Purchaser may further extend the duration of this option to September 1, 2023 by making another additional option payment of $100,000 on or before the second anniversary of this Agreement.

VI. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

VII. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

VIII. ARBITRATION. The parties to this Agreement shall submit all disputes arising under this Agreement to arbitration in Carson City, Nevada before a single arbitrator of the American Arbitration Association ("AAA") selected by the Purchaser. The arbitrator shall be an attorney admitted to practice law Nevada. No party to this Agreement will challenge the jurisdiction or venue provisions as provided in this Agreement. No party to this Agreement will challenge the exclusive right to pursue arbitration for disputes under this Agreement.

IX. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

X. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, administrators and assigns of the parties hereto.

XI. PREVAILING PARTY. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any party to enforce its rights under this Agreement against any other party, all fees, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, incurred by the prevailing party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing party; provided, that if a party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator

or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such party on an equitable basis.

IN WITNESS WHEREOF, the parties have executed this Agreement as of September 1, 2020.

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SELLER

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Exec. Chairman & CEO
Comstock Mining Inc.

PURCHASER

EXHIBIT "1"

EXHIBIT "2"

EXHIBIT "3"

Legal Description

A parcel of land situate within the West One-half (W 1/2) of Section One (1), Township Sixteen (16) North, Range Twenty-One (21) East, Mount Diablo Meridian, County of Lyon, State of Nevada, also being a portion of Parcel 1A-1 of Amended Record of Survey, Boundary Line Adjustment (AROS, BLA) for Sutro Tunnel Company as shown on Map No. 441269 recorded on April 21, 2009 in the Lyon County Recorder's Office, Lyon County, Nevada, being more particularly described as follows:

Beginning at the Southwest Corner (SW Cor) of the Northwest One-Quarter (NW 1/4) of the Southwest One-Quarter (SW 1/4) of said Section 1, marked by a bent 5/8" rebar and cap stamped "PLS 5665" also being the most westerly, Southwest Corner (WSW Cor) of said Parcel 1A-1;

Thence departing said corner and along the west line of said Section 1 coincident with the west line of said Parcel 1A-1, North 00 °41′36″ East, 1,323.60 feet to the West One-quarter corner (W 1/4 Cor) of said Section 1, marked by a 4" steel pipe;

Thence departing said W 1/4 Cor and continuing along said west lines, North 00 °55′04″ East, 417.03 feet;

Thence departing said west line, South 89 °04′56″ East, 700.00 feet;

Thence South 00 °55′07″ West, 414.29 feet;

Thence South 00 °41′36″ West, 1,321.88 feet;

Thence North 89 °26′55″ West, 700.00 feet to the point of beginning.

APN: 016-406-02